Exhibit 10.1

Memorandum of

Japanese High-end Lifestyle Services

Strategic Cooperation Agreement

Agreement Location: Beijing

Party A: JXLuxventure (Hainan) Digital Technology Co., Ltd

Party B: Xin Hua Fund Co., Ltd.

Date： February 9, 2022

JXLuxventure (Hainan) Digital Technology Co., Ltd and Xin Hua Fund Co., Ltd., are both advantageous professional institutions in their respective fields, with excellent technical support and abundant business resources. Based on the principle of “development, win-win, equality and mutual benefit", both parties plan to carry out strategic cooperation in the high-tech modern service industry, such as medical cosmetology, and build a more in-depth cooperative partnership, which leads to the reach of this Strategic Cooperation Agreement.

Chapter I General Provisions

Article I. On the premise of complying with legal provisions and relevant rules and regulations, both parties shall carry out in-depth cooperation in the fields of medical cosmetology, rehabilitation, geriatric care, foreign study tour, and cultural communication. Party B shall be responsible for providing Party A and Party A's customers with all-around and high-quality Japanese medical services, including handling medical visas, making doctors’ appointments, providing telehealth, preliminary guidance, overseas landing service, chauffeur-driven car-on-demand services, arranging accommodation, offering professional medical translation, arranging accompanied services, and other services. Following up with the development of the cooperation, both parties will increase the cooperation in terms of breadth and depth. Both parties will continue to develop long-term cooperation in terms of one-to-one consultation, Chinese and Japanese medical practitioners’ materials translation, personalized medical services, consultant concierge-like services, communication facilitation between patients’ families and medical practitioners. The cooperation will focus on the pain point among the healthcare industry and will make efforts to provide accurate, individualized, and privileged services to the customers of Party A.

Article II. This Agreement is a strategic cooperation document that can help guide both parties. All specific business agreements and contracts signed by both parties shall be concluded in accordance with the principles established herein.

Article III. Specific matters involved in this Agreement shall be separately established as another specific business agreement, which shall be carried out on the premise of conforming to the national laws and regulations of both countries, and the approval conditions and procedures of both parties. In case of any discrepancy between the provisions of this Agreement and the specific business agreement, the specific business agreement shall prevail. This Agreement applies to matters that do not stipulate in the specific business agreement. This Agreement and the specific business agreement constitute an inseparable whole. Both agreements will work as legal documents of cooperation between both parties, with the same legal effect.

Chapter II Contents of Cooperation

Article IV. Party A shall deeply integrate the Japanese medical treatment, rehabilitation treatment, precision physical examination, anti-aging beauty, and other services provided by Party B, and shall carry out brand packaging and service promotion in mainland China. Party B shall provide Party A's customers with all-around medical services, including experts from the Japanese hotels, precision equipment, relevant treatment, and care services, so as to ensure the complete protection of customers' privacy and confidentiality.

Article V. Party B shall share the latest achievements of medical services with Party A and help Party A solve practical problems from customers. Party B shall prioritize to provide Party A with the information about project introduction, patients health assessment, examination of the consumables and generated medical reports, health management solutions, etc. This information can help Party A’s make appointments with experts based on their personalized needs, and make sure the services are implemented as high-end and meticulous. Party B shall prioritize Party A’s plan and actual needs and provide owned equipment. Party B shall also provide Party A with other related resources required for medical treatment, advertisement, and brand promotion.

Chapter III Cooperation Mode and Promotion Mechanism

Article VI. Both parties agree to assign staff for exchange and study every year, discussing brand promotion, channel agency, sharing new medical technology, etc. This will be helpful for promoting common progress. Party B shall provide prioritized services to Party A’s customers and hold those medical resources for Party A in advance.

Article VII. Both parties agree to set up a specific project team to jointly boost the promotion and implementation of services, and organize project meetings from time to time (specific time shall be negotiated by both parties). Both parties shall jointly advance the implementation of the planned project plan by their subordinate units and cooperated partnership.

Chapter IV Principles of Information confidentiality

Article VIII. Both parties shall permanently assume confidential responsibility concerning the non-public data and materials provided by the other party, and shall not provide or disclose them to any party other than the parties or permitted parties to use them, nor shall they use the relevant materials for any purpose other than the cooperation. Both parties shall be responsible for management to ensure that all their employees or other personnel performing relevant business hereunder abide by this confidentiality obligation. In case of any breach, the breaching party shall bear the losses caused thereby.

Article IX. Both parties shall keep strictly confidential about the trade secrets of the other party obtained through working contacts and other channels, and shall not disclose information to anyone other than the other party without a written consent of the other party. Without the prior consent of the other party, the other party shall not use or copy the other party’s technical information, business information, and other information, except for the work required by this Agreement.

Article X. This information confidentiality principle shall be legally effect even after the termination or rescission of this Agreement.

Chapter V Exemption Clause

Article XI. If both parties or either party fails to partially perform or fully perform the relevant obligations hereunder due to force majeure, neither party shall be liable for breach of the contract. However, in case of force majeure, either party or both parties shall take timely forces to avoid further losses after the occurrence of force majeure and inform the other party of the situation in an official written notification with evidence provided by relevant departments within 15 days. One or both parties shall continue to perform the contract within a reasonable period of time after the effect of force majeure is eliminated.

Chapter VI Supplementary Provisions

Article XIII. Unless otherwise agreed, after this Agreement is legally effective, neither party shall unilaterally terminate this Agreement. This Agreement shall be amended or altered by mutual agreement, and another written agreement shall be reached between the parties. In the event of changes in national laws, regulations, or policies that all or part of the provisions of this Agreement no longer conform to the requirements of national laws, regulations, or policies, both parties shall negotiate promptly and revise the relevant provisions as soon as possible.

Article XIII. Any supplementary terms, supplementary agreements, amendments, or changes to this Agreement shall be formed as an integral part of this Agreement.

Article XIV. Term and renewal of the agreement

1. This Agreement shall be valid for _3_ years and shall be legally effective from the date when the legal representatives/authorized representatives of both parties sign and affix their official seals or special seal for the contract. Upon the expiration of the contract, both parties may sign a supplementary agreement upon mutual agreement.

2. Both parties may negotiate to continue cooperation and renew the contract within the last 15 business days prior to the end of the cooperation term. The scope of the cooperation may be extended or expanded on an equal and voluntary basis according to the progress of cooperation between both parties, which shall be confirmed in a written supplementary agreement.

3. During the term of cooperation, the scope of cooperation can be expanded voluntarily based on the actual research and developmental needs of both parties through full negotiation and confirmed by signing a written supplementary agreement.

Article XV. Termination of the agreement

Either party shall have the right to terminate this agreement under any of the following circumstances:

1. If either party seriously violates the relevant provisions of this agreement and refuses to correct them after being pointed out, the other party shall have the right to terminate this agreement as of the date when the written notice reaches the party in fault.

2. If either party violates relevant laws and regulations and seriously affects the performance of this agreement, the other party shall have the right to terminate this agreement and notify the other party in a written notice. This agreement shall terminate as of the date when the written notice reaches the party in fault.

3. If either party applies for or is applied for bankruptcy, merger, or dissolution, the agreement shall be automatically terminated as of the date of occurrence of the aforesaid events.

Article XVI. The execution, validity, interpretation, execution, and dispute resolution of this agreement shall be governed by the laws of the People's Republic of China (excluding laws of Hong Kong, Macao, and Taiwan). Any dispute arising out of or in connection with this agreement shall be settled by both parties through negotiation on the principle of equality and mutual benefit. If no settlement can be reached through negotiation, either party may file a lawsuit with the people's court in the place where Party A is located.

Article XVII. Other Matters

1. Matters that are not covered herein shall be settled by both parties through negotiation or implemented in accordance with national laws and regulations.

2. This agreement is made in two copies, with each party holding one copy and each copy having the same legal effect.

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